UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2013 (February 13, 2013)

LIMELIGHT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address of principal executive offices, including zip code)

(602) 850-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Officer Annual Cash Bonus Determination

On February 13, 2013, Limelight Networks, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report, among other things, that the Company’s Compensation Committee determined the annual cash bonuses with respect to services performed in fiscal year 2012 for participants under the Company’s Master Executive and Management Bonus Plan (the “Plan”), including the Company’s principal executive officer, principal financial officer and other named executive officers.

The purpose of this filing is to amend the prior filing to revise and restate the disclosure of the 2012 annual cash bonus amount payable to David Hatfield, former Executive Vice President – Global Sales and Services, President of SaaS and a named executive officer of the Company, under the Plan. The Company detected an inadvertent error in its calculation of the bonus amount payable to Mr. Hatfield and the correct calculation results in Mr. Hatfield receiving an additional $22,320.

The table below, as amended to reflect the revision to Mr. Hatfield’s bonus amount, sets forth the bonuses awarded to the Company’s principal executive officer, principal financial officer and other named executive officers:

Executive Officer	2012 Cash Bonus
Jeffrey W. Lunsford Former President, Chief Executive Officer and Chairman	$279,771
Nathan F. Raciborski Co-Founder, Chief Technical Officer and Director	$150,122
Douglas S. Lindroth Senior Vice President, Chief Financial Officer and Treasurer	$144,776
David M. Hatfield Former Executive Vice President Global Sales and Services, President of SaaS	$203,940
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary	$117,757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: March 27, 2013	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary